UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 23, 2013
(Date of earliest event reported)

YAPPN CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	000-55082	27-3848069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Avenue of the Americas, 11th Floor
New York, NY 10018
(Address of principal executive offices) (Zip Code)

(888) 859-4441
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

Amendment to Services Agreement

On October 23, 2013,Yappn Corp (the “Company”), Yappn Acquisition Corp., Ortsbo, Inc. and its subsidiary Ortsbo USA Inc. (Ortsbo Inc. and Ortsbo USA Inc. are collectively referred to herein as “Ortsbo”) entered into an amendment (the “Amendment”) to the Services Agreement, dated March 21, 2013 (the “Services Agreement”), by and among Ortsbo, Inc., Ortsbo USA Inc., and Intertainment Media, Inc.  Subsequently, Yappan Acquisition Corp., a wholly-owned subsidiary of the Company, assumed the liabilities of Intertainment Media, who was a party to the Services Agreement.

Pursuant to the Amendment, Orsbo granted the Company an exclusive license to use the Ortsbo Property   (as defined in the Services Agreement, which was filed as Exhibit 10.13 to the Company’s Current Report on Form 8-K filed March 4, 2013). Additionally, Ortsbo also granted the Company a right of first refusal to purchase the Ortsbo Property in the event that Ortsbo shall receive and wishes to accept an offer to sell all or part of the Ortsbo Property.

Additionally, pursuant to the Amendment, Ortsbo granted Yappn the right to purchase a copy of the source code of Ortsbo’s representational state transfer (RST) application programming interface (API) as it relates to Social Media applications for a purchase price of $2,000,000 which may be paid in cash or restricted shares of the Common Stock of Yappn based on a per share price of $.15 per share. Moreover, pursuant to the Agreement, the Company will issue, to Ortsbo, 1,666,666 shares of its restricted common stock.

Ortsbo, Inc. and Ortsbo USA are wholly owned subsidiaries of Intertainment Media, Inc. (“IMI”).  IMI beneficially controls approximately 70% of the Company’s outstanding common stock.  David Lucatch, the Company’s Chief Executive Officer is also Chief Executive Officer of IMI.  Mr. Lucatch is also the president and a member of the Board of Directors of Ortsbo, Inc. (he was Chief Executive Officer of Ortsbo Inc. from 2010 through 2012) Mr. Lucatch is also a member of the Board of Directors of Ortsbo USA, Inc. Mr. Lucatch also serves as an officer and/or director of several other subsidiaries of IMI.

The foregoing description of the Amendment referred to above does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Current Report on Form 8-K and incorporated into this Item by reference.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for issued of the aforementioned securities to Ortsbo pursuant to Section 4(2) of the Act since, among other things, the transaction did not involve a public offering.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 is hereby incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Amendment to Services Agreement, dated October 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAPPN CORP.

Dated: October 29, 2013
	By:	/s/ Craig McCannell
	Name:	Craig McCannell
	Title:	Chief Financial Officer